STATE OF GEORGIA                                                   EXHIBIT 10.30
COUNTY OF FULTON

                                 LEASE AGREEMENT

     THIS LEASE, made this 14day ofApril, 1998 between MANSELL OVERLOOK 200, LLC, a Georgia limited liability company having his principal office at 100 Mansell Court East, Suite 225, Roswell, Georgia 30076, telephone no. (770) 993-5056, facsimile no. (770) 998-0515 (herein called "Landlord") and, Advanced Technical Products, Inc. a Delaware Corporation, having its principal Pre-Commencement office at 3353 Peachtree Road, Suite 920, Atlanta, GA 30326, and the Post-Commencement office at 200 Mansell Court East, Suite 505, Roswell, GA 30076, telephone, __________, facsimile_________(herein called "Tenant").

PREMISES AND TERM

     1. Landlord hereby leases to Tenant and Tenant hereby rents and leases from Landlord the following described space (herein called the "Premises") being approximately 4,445 square rentable feet (which is 2.73% of the Building) Suite # 505 on the Fifth Floor in Mansell Overlook Building # 200 (hereinafter referred to as the "Building") located at 200 Mansell Court East, Roswell, Georgia 30076 (hereinafter referred to as the "Property") in Land/ Lot(s) 543 of the 1st District 2nd Section in The City of Alpharetta. The Building and the Property are shown on the site plan attached hereto as Exhibit A. The Premises being more particularly shown and outlined on the plan attached hereto as Exhibit A-1 and made a part hereof; FOR A TERM to commence on the Commencement Date and to end at the later of 6:00 P.M. on June 30, 2003, or the last day of the full sixtieth calendar month after the Commencement Date (herein called the "Term"). No easement for light and air is granted hereunder.

BASE RENTAL

     2. (a) Tenant shall pay to Dove Properties, Inc., as Agent for Landlord at Suite 225, 100 Mansell Court East, Roswell, Georgia 30076 or at such other places as Landlord designates in writing, without demand, deduction or set-off, rental in the amount of $73,787.04 per year ($16.60 per rentable square foot per annum; hereinafter called "Base Rental") payable in equal monthly installments of $6,148.92 in advance, on the first day of each calendar month during the Term. A pro rata monthly installment shall be due for the first and last month of the Term should the Term begin or end on other than the first or last day of the calendar month. Concurrent with Tenant's execution of this Lease, Tenant will deposit with Landlord $8,278.82 representing the installment for the first monthly Base Rental payable hereunder plus the installment for the first monthly Adjustment payable in Paragraph 9(i). (Security deposit, if applicable, is also due upon execution-see paragraph 29.)

     (b) Landlord and Tenant hereby agree that beginning with the Base Rental payment due on the first anniversary of the Commencement Date and every anniversary date thereafter during the Term, the monthly Base Rental shall be increased by the "Rental Adjustment" being an amount equal to the product of (i) the monthly Base Rental in effect for the previous month (as such sum may have been increased by any previous Rental Adjustment hereunder), multiplied by (ii) three percent (3%).

DELIVERY OF POSSESSION TO TENANT BY LANDLORD

     3. (a) The "Commencement Date" shall be the sooner to occur of the date of Substantial Completion of the Premises or the date on which Tenant commences the operation of its business in the Premises. For purposes of this Lease, "Substantial Completion" shall occur on the first date on which all of the following conditions have been satisfied: (i) the Premises shall be completed in accordance with the Tenant Improvement Plans (as hereinafter defined) except for minor punchlist items which do not materially and adversely affect the full use and occupancy of the Premises by Tenant and do not detract from the aesthetic appearance of the Premises; (ii) a final certificate of occupancy shall be issued with respect to the Premises; and (iii) ten (10) days shall have expired since Tenant shall have been given access to the Premises (with ceilings and carpet installed) for the purposes of installing its furniture, cabling, computer and other equipment. All furniture, computer and other equipment and other personal property moved into the Premises shall be at Tenant's sole risk, subject, however, to the terms of subparagraph 20(f) establishing liability on the part of the Landlord for proven acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees.

     (b) Landlord shall notify Tenant in writing of the anticipated completion not less than thirty (30) days prior to the Commencement Date. The taking of possession by Tenant shall conclusively establish that said improvements have been completed in accordance with the building plans and the plans depicting improvements to be made to the Premises referred in paragraph 38 below (the "Tenant Improvement Plans") and that the Premises are in good and satisfactory condition at the time possession is taken, subject to "punch list items" submitted to Landlord to be completed within thirty (30) days after occupancy and latent defects discovered during the first year after the Commencement Date.

     (c) Notwithstanding the provisions of paragraph 3 (a)(iii), Tenant's contractors, consultants, vendors and suppliers shall have access to the Premises during the thirty (30) day period prior to the Commencement Date for the purposes of installing Tenant's cabling, telephone system and otherwise preparing the Premises for occupancy by Tenant, except that Tenant may not move furniture into the Premises prior to the issuance of a certificate of occupancy unless the appropriate governmental authorities permit such furniture to be moved into the Premises. Tenant's contractor shall also have earlier access to the Premises for the purpose of installing computer and other cabling in the slab of the Premises provided such installation is coordinated with the Landlord and its contractor. Tenant agrees not to unreasonably interfere with Landlord's contractors, subcontractors, employees and agents. Tenant acknowledges that in the event of a conflict between the work to be performed by its contractors and work to be performed by Landlord's contractors, Landlord's contractors shall have priority.

     (d) Landlord will use its reasonable, good faith efforts to cause the Commencement Date to occur on or before JULY 1, 1998. If the Commencement Date has not occurred on or before AUGUST 1, 1998, unless there were delays caused by Tenant's failure to comply with the schedule in Exhibit "E", Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, in which event Landlord shall refund to Tenant the $8,278.82 previously paid by Tenant to Landlord pursuant to paragraph 2 (a), above. If the delays in the completion of construction are due to Tenant's delays, then the Commencement Date shall be the actual completion date of the Premises advanced by the number of days Tenant delayed the schedule in "Exhibit E". Notwithstanding anything herein to the contrary, however, the JULY 1, 1998 deadline for the occurrence of the Commencement Date set forth above shall be extended (for a maximum period of sixty (60) days) upon the occurrence of any force majeure. As used herein, "force majeure" shall mean strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

REPAIRS BY TENANT AND REMOVAL OF IMPROVEMENTS AND ALTERATIONS UPON TERMINATION

     4. (a) Subject to Landlord's repair obligations set forth in Paragraph 6(a) below, Tenant will, at Tenant's expense, take good care of the Premises and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof. Subject to the terms of Paragraph 22 below, Tenant shall, at Tenant's expense, but under the direction of Landlord, promptly repair any injury or damage to that portion of the Premises described in the first sentence of Paragraph 20 below provided, however, that Tenant shall be entitled to the proceeds of insurance maintained by it under Paragraph 20 below and if such damage should occur due to Landlord's supervision or direction, Tenant shall not be liable or responsible therefore.

     (b) Tenant shall not make any alterations, additions or improvements to the core of the Building or in or about the Premises, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Tenant shall give Landlord prior written notice describing with reasonable specificity any proposed alteration, addition or improvement. If the alteration, addition or improvement in question will materially and adversely affect the marketability of the Premises upon the expiration or earlier termination of the Term, Landlord shall, within ten (10) days of the receipt of Tenant's notice, notify Tenant that Landlord will require that Tenant, no later than ten (10) days following the expiration or earlier termination of the Term, remove such alteration, addition or improvement to the Premises and restore the Premises to the condition that existed prior to such alteration, addition or improvement being made (reasonable wear and tear and damaged by fire or other casualty excepted). If Landlord timely notifies Tenant that it will require the alteration, addition or improvement in question to be removed upon the expiration of the Term and Tenant moves forward and installs such alteration, addition or improvement, then, upon the expiration of the Term, Tenant shall be required to remove such alteration, addition or improvement and restore the Premises to the condition that existed prior to such alteration, addition or improvement being made (reasonable wear and tear and damage by fire or other casualty excepted).

     (c) All alterations, additions or improvements in or to the Premises (including, but not limited to carpets, drapes and drape hardware) made or installed by Tenant which were paid for by Tenant and were not part of the Tenant Improvement Plans shall become the property of Landlord at the expiration of the Term. Notwithstanding anything herein to the contrary, Tenant may elect to have Landlord remove any alterations, additions or improvements to be removed pursuant to subparagraph 4(b) above, at Tenant's expense, provided Tenant so notifies Landlord in writing prior to the expiration of the Term and pays to Landlord on or before the last day of the Term the funds necessary to complete such removal and restoration, the amount of which funds shall be determined by Landlord in its reasonable discretion. Notwithstanding the foregoing, Landlord acknowledges that Tenant shall be allowed to remove at Tenant's expense all business and trade fixtures, machinery and equipment, communications equipment installed by Tenant and modular work station cubicles, and any computer hardware, which is owned or which was purchased or leased by Tenant.

     (d) Subject to the terms of subparagraphs 4(b) and (c) above, no later than the last day of the Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys to the Premises) in as good a condition as they were at the beginning of the Term, reasonable wear and tear and damage by casualty or condemnation excepted (subject, however, to the terms of paragraph 20 below). All property of Tenant remaining on the Premises three (3) business days after notification after Tenant has vacated the Premises shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the reasonable cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant and for Tenant to restore the Premises to its original condition pursuant to the preceding subparagraph 4(b) above, and further subject to the right of Tenant to leave certain improvements or additions in the Premises at the end of the Term , as provided in paragraph 4(b), above.

     (e) In doing any work of any nature in, to or about the Premises, Tenant will use contractors or workmen approved by Landlord, which approval shall not be unreasonably withheld or delayed. If Tenant incurs any liability for work done in or to the Building or Premises, Tenant shall promptly pay and discharge any and all licenses, imposts, liens or other charges arising out of or in connection with the performance of any act required of or permitted by Tenant hereunder and shall keep the Premises free and clear from any such liens or charges. In furtherance thereof, Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, costs, damages or liabilities resulting from or attributable to any liens or claims of lien for said work and Tenant shall remove any such lien or claim of lien promptly upon notice from Landlord or upon any prior notice of such lien or claim of lien.

     (f) In the performance of acts required or permitted by Tenant under Paragraph 7 or any other provisions of this Lease, Tenant shall obey and comply with all applicable lawful requirements, rules, regulations and ordinances of all legally constituted authorities existing at any time during the continuance of such performance which in any way affects the Premises or the use of the Premises by Tenant. Such compliance shall include compliance by Tenant with requirements of the Occupational Safety and Health Act and all amendments thereto, as the same applies to Tenant's use of the Premises. Should any such requirement, rule, regulation or ordinance which does not apply to the Building generally, but which instead applies by virtue of Tenant's or any tenant's specific manner of use of its premises, require any alteration or addition to its premises, Landlord shall perform same at Tenant's or at such tenant's expense. Landlord shall, at Landlord's expense but subject to inclusion in Adjustments pursuant to paragraph 9 below [subject, however, to the limitations set forth in subparagraphs 9(j) and (l)], perform any alterations or additions to the Premises required by any law or act which are not required by virtue of Tenant's specific manner of use of the Premises.

TENANT RISK

     5. Landlord shall not be liable to Tenant for any theft of or damage to any personal property brought into the Building or the Premises by Tenant, its employees, agents, contractors, licensees and invitees, except where such theft or damage results from proven acts of negligence or willful misconduct for which Landlord or its agents, contractors or employees are proven to be responsible.

REPAIRS AND MAINTENANCE

     6. (a) Tenant shall be responsible for its pro rata share of the cost of all maintenance and repair required in connection with the Premises and the Building to the extent such costs fall within the scope of the Adjustments in accordance with Paragraphs 8 and 9. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent, by reason of any repairs, alterations or additions made by Landlord under this Lease, except as provided in Paragraphs 8 and 10. Landlord shall not be required to make any repairs to the Premises except repairs necessary for safety and tenantability, repairs to the systems (including without limitation the plumbing, electrical, and heating, ventilating, and air conditioning systems) serving the Premises, repairs to the roof and structural components of the Premises, and repairs necessitated by the proven acts of negligence or willful misconduct of Landlord, its agents, contractors or employees. Landlord shall also be responsible for repairing and maintaining in good condition the common areas of the Building and the parking areas, driveways, walkways and landscaped areas serving the Building. All such costs shall be included in the Adjustments pursuant to the terms of Paragraph 9 below.

     (b) Subject to the terms of Paragraph 21 below, Tenant shall, at its own cost and expense repair or replace any damage or injury to all or any part of the Premises caused by Tenant, its agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make the repairs or replacements within the cure period provided in Paragraph 12, Landlord may, at his option, make the repairs or replacements and Tenant shall reimburse the reasonable cost to Landlord within 30 days of Tenant's receipt of Landlord's invoice thereof with substantiating documentation.

     (c) Tenant shall not commit or allow any waste or damage to be committed or any hazardous materials to be stored or used on any portion of the Premises or in the Building (except in compliance with applicable laws). The cost and expense of any repairs and clean-up necessary to restore the condition of the Premises to its condition existing on the

Commencement Date, if caused by Tenant or due to Tenant's negligent acts, ordinary wear and tear excepted, shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have the right of reimbursement against Tenant, or as provided in Paragraph 4 above. Tenant's obligation to remove alterations, additions, or improvements shall be as set forth in Paragraph 4 above.

USAGE

     7. (a) Tenant shall use and occupy the Premises as general executive, sales, and administrative offices and uses ancillary thereto (including, without limitation an employee break room) and for no other purpose. Tenant's use of the Premises shall not violate any ordinance, law or regulations of any governmental body applicable to the Premises and Tenant's use thereof or the "Rules and Regulations" of Landlord as made a part hereof. In case of breach of this covenant, Tenant agrees that Landlord may declare Tenant to be in Default of this Lease as defined in Paragraph 12 below (if such breach is not cured within the applicable cure period) and may terminate either this Lease or Tenant's right to possession in accordance with the provisions of Paragraph 12 . Landlord represents that Tenant's permitted use of the Premises set forth in first sentence of this Paragraph 7 shall be in full compliance with all applicable zoning, land use and development laws and that if Tenant uses the Premises as permitted herein, its use shall not cause any increase in the existing rates payable with respect to any fire or other insurance policies relating to the Building. The Premises shall be used for purposes otherwise in keeping with the Class A nature of the Building.

     (b) In addition to complying with the Rules and Regulations set forth on EXHIBIT "C" attached hereto and made a part of this Lease and the other terms of this Lease, Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything herein which is not within the permitted use of the Premises which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. In the event that Tenant's actions, omissions or occupancy of the Premises shall cause the rate of fire or other insurance on the Building and/or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase promptly upon demand by Landlord. Landlord shall give Tenant written notice of and reasonable evidence of the proposed voiding, suspensions, or increase in the premium of, such insurance, and an opportunity to cease any conduct causing same, prior to Tenant's incurring the cost of such increased premium. Tenant shall have the right to pay any such increased premium cost in lieu of ceasing such conduct, as long as such conduct is not otherwise prohibited in the Lease. The foregoing to the contrary notwithstanding, Tenant shall not use or permit the Premises to be used in violation of the prohibitions of Paragraph 4 of the "Rules and Regulations" attached hereto.

SERVICES, ELEVATOR, WATER CLEANING & ELECTRICITY

     8. (a) Landlord shall furnish, at Tenant's pro rata cost and expense as provided in Paragraph 9, the following services: (i) elevator service; (ii) heating and air conditioning in accordance with the standards set forth in Exhibit B(9) for HVAC; (iii) hot and cold domestic water and common use of restrooms; (iv) cleaning services; (v) security services consisting of electronic keyed access to the Building and after-hours on-site guard service; and (vi) exterior window washing. The services described in clauses (i), (iii) and (v) shall be provided each day during the Term of this Lease. The services described in clause (iv) shall be provided on each normal business day except Holidays. The services described in clause (ii) shall be available from 8:00 a.m. until 6:00 p.m. Monday through Friday inclusive, and 8:30 a.m. until 1:00 p.m. on Saturdays, except Holidays, (herein referred to as "Normal Business Hours"). As used herein, the term "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day and other holidays generally observed by the owners of comparable buildings in the Georgia 400 at Mansell Road and Haynes Bridge Road Office Market (the "Market"). Heating, air conditioning and electric service shall also be available at Tenant's expense during hours after normal Business Hours at rates not in excess of the lowest rate charged to other tenants of the Building for comparable service (hereinafter referred to as the "After Hours Cost"). The After Hours Cost shall be equal to the sum of: (1) the actual cost of all electricity consumed in the operation of the Premises (as recorded on electric submeters installed by Landlord at Tenant's expense); (2) the cost of all water consumed for air conditioning and restroom facilities; (3) the actual cost of Landlord's maintenance personnel or contractors needed to serve Tenant's after hours requirements, if any; and (4) the product of (i) the number of hours the Premises are occupied by Tenant above the normal Business Hours, multiplied by (ii) the "After Hours Rate" (as hereinafter defined). The After Hours Rate shall be an hourly rate equal to the sum of (1) the increased maintenance cost, if any, per hour resulting from Tenant's after hours use of all building and Premises systems; (2) the incremental hourly cost of all water and electricity consumed by the Building systems (e.g., cooling tower, fresh air fans, elevator, lobby, lighting, etc.) which is attributable to Tenant's occupancy of the Premises during times other than the Normal Business Hours; and (3) if the heating and air conditioning system was used, the hourly replacement cost of the Building and Premises heating and air conditioning systems computed by dividing the installed replacement costs of such systems by the operating life (in hours) of such systems. Landlord may charge Tenant for administering the After Hours Cost the lesser of $35.00 per usage beyond the Normal Business Hours, $200.00 per month or $2,400.00 per calendar year. The charges for After Hours Cost plus the administrative charges shall be invoiced to Tenant by the twentieth (20th) of each month and paid by Tenant to Landlord by the first of the succeeding month. Paragraph 9(k) of the Lease shall govern the After Hours Cost.

     (b) As provided in Paragraph 9, Landlord shall also furnish, at Tenant's pro rata cost and expense pursuant to Paragraph 9 below, electric current on the Premises for lighting and for small business machinery only (e.g., desk top computers, fax machines, printers, kitchen appliances in Tenant's employee breakroom and other small office equipment) using 110 volt, 20 AMP circuits. Tenant will not use any electrical equipment which in Landlord's reasonable opinion will overload the wiring installations or interfere with the reasonable use thereof by other tenants in the Building. If Tenant shall use any equipment which would result in subparagraph 8(e) below being applicable, Tenant shall notify Landlord within ten (10) business days after installing such equipment. Tenant shall not, without Landlord's prior written consent, in each instance, make any alteration to the electrical system. All additional circuits or equipment required shall be provided by Landlord and the reasonable cost of installation and the power consumption thereof shall be paid by Tenant Within 30 days of Tenant's receipt of Landlord's invoice with substantiating documentation. Landlord to provide minimum 6 watts per usable square foot demand load for receptacles, lighting and miscellaneous uses.

     (c) If Tenant uses any of the services or electric current enumerated in this paragraph in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such added services. In the event of disagreement as to reasonableness of such charge, the opinion of the appropriate local utility company or local independent professional engineer shall prevail.

     (d) Subject to the terms of subparagraph 19(f) below, Landlord shall in no way be liable for cessation of any of the above services caused by strike, accident or breakdown, nor shall Landlord be liable for damages from the stopping of elevator nor elevator service, or any of the fixtures or equipment in the Building being out of repair, or for injury to person or property, caused by any defects in the electrical equipment, heating, ventilating and air conditioning system, elevators or water apparatus, or for any damages arising out of failure to furnish the services enumerated in this paragraph. Notwithstanding the foregoing, in the event that (i) Landlord fails to provide services in Paragraph 8(a)and 8 (b) to Tenant or to make any repair as required by this Lease for a continuous period in excess of five (5) calendar days following written notice from Tenant of such failure (which notice shall specify the date on which such failure first occurred) and such failure is not caused by the failure of any public utility to provide service to the Premises or the Building, and (ii) such failure results in all or a substantial portion of the Premises being untenantable for the conduct of Tenant's business,

Landlord shall provide Tenant an offset against rents next owing, in an amount equal to the Base Rental and Adjustments due under this Lease (with the amount of such offset of rent being prorated based on the portion of the Premises which is rendered untenantable in the event such failure does not render the entire Premises untenantable) from and after the expiration of such five (5) calendar day period and until such time as Landlord resumes providing such service or services to Tenant or makes the repair in question. If such service or services are not reinstated or if a repair is not completed within twenty days (20) of the date such services were first interrupted, so that Tenant's Premises resumes being tenantable, Tenant may cancel this Lease upon ten (10) days prior written notice t o Landlord. The following are examples of conditions that the parties agree will result in all or a portion of the Premises being untenantable: the unavailability of air conditioning during hot summer months; the unavailability of heating during cold winter months; the absence of janitorial services; and the absence of electrical service to the Premises (unless such absence is due to the failure of a public utility to provide service).

     (e) In the event that Tenant uses equipment which consumes electricity in excess of the electricity consumed by equipment typically used in the operation of a business office (e.g., typewriters, copy machines, personal computers, printers fax machines, and other customary office equipment) or in the event Tenant consistently operates its business in all or a substantial portion of the Premises for hours in excess of hours specified in subparagraph 8(a), Landlord, at Tenant's expense, may separately meter the electrical consumption of the Premises or a substantial portion of the Premises. In such event, Tenant agrees to pay Landlord Tenant's pro rata share of such cost derived from Tenant's floor area of the Premises as a ratio of the total floor area of the Building or any smaller component thereof having a separate utility and/or service measuring device (e.g., meter) to determine such cost. Such payment by Tenant to Landlord shall be paid in the same manner and time as Base Rental in Paragraph 2, above. Landlord agrees to include a provision such as this in the leases relating to other space in the Building and enforce its provisions as to any tenant which uses any disproportionately large amounts of utilities and/or services. Any costs paid by Tenant pursuant to the terms of this subparagraph 8(e) shall not be included in Adjustments pursuant to Paragraph 9 below. In the event that all or a substantial portion of the Premises are separately metered, then an appropriate adjustment to the amount of Adjustments shall be made (e.g., in the event that the entire Premises are separately metered, then the only cost of electricity included in Adjustments shall be electricity consumed in connection with the common areas of the Building).

ADJUSTMENTS

     9. In addition to the Base Rental provided in Paragraph 2 hereinabove, Tenant shall pay to Landlord the following expenses of operating the Premises and Tenant's pro rata share of the following expenses of operating the Building, such expenses are herein called "Adjustments" (for purposes of this provision, Tenant's pro rata share shall be computed by dividing the total floor area of the Premises by the total rentable area of the Building, which pro rata share is hereby agreed to be 2.73%):

          (a) All real estate taxes on the Building and the Premises, including land, the Building and improvements thereon. Said real estate taxes shall include all real estate taxes and assessments that are levied upon and/or assessed against the Premises, including any taxes, excluding income taxes, which may be levied on rents and/or any reasonable cost incurred by Landlord in contesting or mitigating same which results in lowering same.

          (b) All insurance on the Building and the Premises including all insurance premiums for fire, extended coverage, liability, and any other insurance that Landlord deems necessary in its reasonable judgment on the Building and the Premises.

          (c) All costs to maintain, repair and, subject to Paragraph 9(l), replace common areas, parking lots, sidewalks, driveways and other areas, facilities and equipment used in common by the tenants of the Building.

          (d) Any parking charges, utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with Tenant's use or occupancy of the Premises or the parking facilities serving the Premises.

          (e) The cost of providing the services enumerated in Paragraph 8 above.

          (f) The costs of maintaining and repairing the Building, its mechanical, electrical, plumbing and heating, ventilating and air conditioning systems, and exterior, including the roof system and glass.

          (g) The cost of maintaining and repairing the Premises.

          (h) The cost of property management, not to exceed four percent (4%) of gross rentals and revenues collected from Tenant, and the cost of Landlord's general and administrative expenses (not to exceed one percent (1%) of Landlord's gross rentals from the Premises).

          (i) Tenant is hereby notified that the estimated monthly installments of "Adjustments" are payable per month in the amount of $2,129.90 and at the rate of $5.75 per square foot (rentable) per year beginning on the Commencement Date, and continuing each month in advance on the first day thereof. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. By April 1st of each year Landlord shall give Tenant a statement showing the total Adjustments for the Building for the prior calendar year and Tenant's allocable share thereof, prorated from the Commencement Date. Landlord's statement, prepared in accordance with GAAP, shall show a breakdown of Adjustments into at least the following categories: real estate taxes, insurance, common area maintenance, building maintenance, utilities and garbage and property management fee. In the event the total of the monthly payments which Tenant has made for the prior calendar year are less than the Tenant's actual pro rata share of such Adjustments, then Tenant shall pay the difference in a lump sum with the next installment of Base Rental but no less than thirty (30) business days after receipt of such statement from Landlord and shall concurrently pay the difference between the revised monthly payments for the then current calendar year versus the amount actually paid. In the event the total of the monthly payments which Tenant has made for the prior calendar year are greater than Tenant's actual pro rata share of such Adjustments, then the amount of such overpayment shall be credited towards the monthly Base Rental or Adjustments next coming due or reimbursed as appropriate. The projected actual Adjustments for the current year shall be used for the purposes of calculating the anticipated monthly Adjustments for the then current year with actual determination of such Adjustments after each calendar year as above provided. Even though the Term has expired and Tenant has vacated the Premises, when the fi nal determination is made of Tenant's share of said Adjustments for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant.

          (j) Notwithstanding anything to the contrary contained in this Lease, the following items shall be excluded (or, as applicable, deducted) by Landlord in determining or calculating Adjustments: (i) the cost of repairs or other work occasioned by fire, windstorm or other casualty or loss, or by the exercise of eminent domain, to the extent that same are covered or would have been covered by Landlord's compliance with its covenant to insure by proceeds of insurance or condemnation awards; (ii) rental concessions or lease buy-outs; the costs of renovating or otherwise improving or decorating, painting or redecorating other premises for tenants of the Building or any other costs related to procuring new leases or renewals, expansions or extensions of existing leases; or relocating the premises of any tenants; (iii) depreciation; (iv) amounts paid to Landlord, subsidiaries or affiliates of Landlord, for services to the Building if and to the extent the cost therefor exceeds competitive costs for such ser vices in comparable projects or buildings located within the Market were they not so rendered by Landlord, or a subsidiary or affiliate of Landlord; (v) payments of principal, interest or other payments or any kind on any deeds to secure debt, mortgages, ground or underlying lease(s), or other hypothecations for security of all or any part of the Project or the Building by Landlord;
     (vi) any compensation paid to clerks, attendants, or other persons or entities in any commercial concessions operated by Land lord; (vii) all items and services and goods for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay third parties; (viii) wages, salaries and other compensation paid to employees of the Landlord at the Building who are above the grade of Building superintendent or manager; (ix) brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including w ithout limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Project or the Building and the enforcement of any such instruments;
     (x) estate, inheritance, gift, transfer, net worth, intangibles, franchise, personal property taxes (except such personal property as required to operate the Building) and income taxes of Landlord (but in no event shall this subparagraph exclude rent taxes or any net worth, franchise or income tax assessment in lieu of and in substitution for real estate taxes); (xi) all other items for which Tenant or any other tenant, occupant or other party compensates Landlord under this Lease so that no duplication of payments by Tenant to Landlord shall occur; (xii) any costs, fines or penalties incurred due to violations by Landlord of any law; (xiii) the cost of the initial construction of the Building or any subsequent additions thereto and the cost of correcting any defects in such construction; (xiv) expenses for the replacement of any item covered under warranty to the extent of proceeds or payments actually received by Landlord under such warranty; (xv) Landlord's general corporate overhead and administrative expenses except as permitted in Paragraph 9 (h); (xvi) any expenses related to the removal of hazardous substances as defined in any presently existing applicable environmental law or regulation brought on the Premises by Landlord, its agents, contractors or employees or other tenants; (xvii) costs and expenses incurred in connection with financing, refinancing or syndication of the Building; (xviii) any cost or expense which is specific to Buildings 10, 20, 30, 70 or any other building which is hereafter part of the project of which the Building is a part (the "Adjacent Buildings"); (xix) other items not customarily included as operating expenses for comparable buildings in the Market; (xx) costs or expenditures resulting from Landlord's default or from proven acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees; (xxi) late fees due to Landlord's failure to pay any invoices in a timely manner; and (xxii) consulting fees except those enhancing the operation of the Building or Premises. Any cost or expense which benefits one or more of the Adjacent Buildings in addition to the Building shall be allocated among the benefited buildings in proportion to the square footage of the benefited buildings.

          (k) Within 180 days of Tenant's receipt of a statement from Landlord showing computation of the Adjustments (or at any time if Landlord fails to provide such a statement), Tenant may, upon thirty (30) days' written notice to Landlord and at Tenant's sole cost and expense, conduct an audit of Landlord's books and records with respect to Adjustments. Officers or agents of Tenant shall conduct such audit during regular business hours at Landlord's offices. If such audit shall disclose an error in Landlord's calculation of Adjustments for such year, proper adjustment shall forthwith be made between Landlord and Tenant to correct any overpayment or underpayment of Adjustments by Tenant (with any adjustment by Landlord in favor of Tenant to be in the form of a credit against future rent) or reimbursement if appropriate. In the event such audit discloses an overstatement of Adjustments by Landlord of more than ten (10) percent, Landlord shall pay the cost of such audit.

          (l) Any costs which would be capitalized in accordance with generally accepted accounting principles ("Capital Costs") shall be amortized on a straight line basis over the useful life expectancy of same. The amortized cost allocable to a particular year shall be includable in Adjustments for such year in accordance with the following: (i) any costs incurred in acquiring and installing any device or equipment reasonably believed by Landlord to improve the operating efficiency of any system within the Building shall be included in Adjustments in its entirety; (ii) any costs incurred in making an improvement to the Building in order to comply with any law enacted or reinterpreted by court decision subsequent to the Commencement Date shall likewise be included in Adjustments in its entirety; Landlord will be solely responsible for the compliance of the Building (including all Common Areas which includes bathrooms), all exterior facilities of the Building and the Property with applicable laws, including, without limitation, the Americans with Disabilities Act. (iii) otherwise, the amount included in Adjustments on account of such Capital Costs (exclusive of the costs described in clauses (i) and (ii) which shall be included in their entireties) in any year shall not exceed the Capital Costs Cap. The term "Capital Cost Cap" shall mean (i)$.30 per square foot during the first year of the Term and (ii)during each succeeding year an amount equal to the product of $.30 per square foot and a fraction, the numerator of which is the Index most recently published prior to the first day of the year in question and the denominator of which is the Index most recently published prior to the Commencement Date. As used herein, the Index shall mean the Bureau of Labor Statistics Consumer Price Index (All Urban Consumers - U.S. City Average 1982-84 = 100). In the event the Index ceases being published, Landlord shall select a replacement index which will result in comparable adjustments.

DESTRUCTION TO PREMISES

     10. If the Building is totally destroyed (or so substantially damaged as to be unable to be restored or repaired within 270 days of the fire or other casualty as determined by Landlord's Insurance adjuster) by storm, fire, earthquake, or other casualty, the Lease, shall at the option of either party, by giving notice within thirty (30) days of such destruction or damage, terminate as of the date of such destruction or damage, and rental shall be accounted for as between Landlord and Tenant as of the date of such destruction or damage. If the Premises, but not the entire Building, are damaged or are rendered partially or wholly untenantable by any such casualty, rental shall abate from the date of such destruction or damage in proportion to the area of the Premises which cannot be used or occupied by Tenant as a result of such casualty and Landlord shall restore the Premises within 120 days of the date of such casualty unless prevented from doing so for reasons beyond Landlord's control, in which event such restoration period shall be so extended for up to 60 days. If the Premises are not restored within the period of time specified in the preceding sentence, Tenant shall be entitled to terminate this Lease by written notice to Landlord.

RULES AND REGULATIONS

     11. Tenant will observe and comply with the "Rules and Regulations" attached hereto as EXHIBIT C and made a part hereof and such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building, and the comfort, quietness and convenience of other occupants of the Building. Landlord shall have the exclusive right to regulate and control parking areas and Tenant hereby agrees to conform to such rules and regulations as Landlord may establish. Tenant shall have the non-exclusive use of 17 automobile spaces for free parking on the Property shown in Exhibit A-1 for its employees, vendors, and business invitees. Twelve (12) of said spaces shall be located in the structured parking deck of the Building. Tenant shall not allow more than seventeen (17) cars to be parked on the Property for any employee, visitor, contractor, vendor, or other business invitee. In no event shall Landlord adopt any rule or regulation which does not apply to all tenants, including rules and regulations providing for reserved parking. Landlord shall not enforce any of the rules and regulations in a manner which is discriminatory against Tenant or inconsistent with the other provisions of this Lease.

TENANT'S DEFAULT

     12. The following constitute a Default: Any failure to pay rent or other charges due hereunder as and when the same shall be due and payable (provided, however, that no more than twice during any calendar year, a Default shall not have occurred unless Tenant has failed to cure any such failure within three (3) business days following written notice thereof from

Landlord) or if Tenant defaults in performing any other of Tenant's non-monetary obligations hereunder and fails to cure such default within thirty (30) days after written notice from Landlord (or such longer period as may reasonably necessary to cure such default if such default is not reasonably susceptible of being cured within thirty (30) days, provided Tenant promptly commences its efforts to cure such default within thirty (30) days and proceeds with due diligence and good faith thereafter); or if Tenant files for or is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property, including Tenant's interest in the Premises, and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; or is proposed to be reduced or payment should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty
(30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

Upon the occurrence of any of the aforesaid events of Default, without further notice or demand of Tenant in any instance, Landlord shall have the option to pursue any one or more of the following remedies:

          (a) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession using lawful means of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof.

          (b) Terminate this Lease as provided in clause (a) above and recover from Tenant all losses and damages Landlord may suffer or incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, is equal to the then present value (to be computed as set forth below) of the excess, if any, of (i) the Base Monthly Rental, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the date following the date of such termination and ending with the date hereinbefore set forth for the expiration of the full Term hereby granted, over (ii) the aggregate reasonable rental value of the Premises for the same period. Tenant hereby agrees to pay to Landlord on demand the amount of all such losses and damages which Landlord actually suffer by reason of such Tenant default.

          (c) Without terminating this Lease, terminate Tenant's right of possession and enter into and upon and take possession of the Premises or any part thereof, and at Landlord's option, expel and remove persons and property therefrom by entry using lawful means, dispossessing suit or lawful means , without thereby releasing Tenant form any liability hereunder, without terminating this Lease, and without being liable to prosecution or any claim for damages therefor except for damages due to Landlord's negligent acts or willful misconduct. Such property, if any, may be removed and stored in a warehouse or elsewhere at the costs of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, to Landlord's negligent acts or willful misconduct and may, but shall be under no obligation to do so, relet the Premises in Landlord's name, but for the account of Tenant, with or without advertisement, and by private negotiations, and receive the rent therefore, and for any term and upon such terms and conditions as Landlord may reasonably deem necessary or desirable. Landlord shall in no way be responsible or liable for any rental concessions or any failure to lease the Premises or any part thereof, or for any failure to lease the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness (other than any amounts due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, reasonable and necessary brokerage fees and attorneys' fees and costs of alterations and repairs (Tenant agreeing that Landlord shall have the right to make such alterations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Premises); third, to the paymen t of rental and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future amounts due hereunder as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant market rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous event of default provided same has not been cured. Notwithstanding anything contained herein to the contrary, no termination of Tenant's right of possession of the Premises by dispossessory action or otherwise shall release Tenant from the performance of Tenant's obligations under this Lease, including, without limitation, the timely payment of all rent reserved hereunder for the balance of the Term of this Lease following such termination of Tenant's right of possession, and Tenant agrees to so perform said obligations.

          (d) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend, or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same, so long as Tenant is in default under this Lease.

          (e) Allow the Premises to remain unoccupied and collect Base Monthly rental and other charges due hereunder from Tenant as they come due. Notwithstanding the forgoing, Landlord shall use commercially reasonable efforts to mitigate Tenant's damages hereunder.

          (f) Landlord may perform, as agent for and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice and opportunity to cure as provided herein, the cost of which performance by Landlord together with interest thereon at the default rate from the date of such expenditure, shall be deemed additional rental and shall be payable by Tenant to Landlord upon demand, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, provided such action does not constitute gross negligence or willful misconduct on the part of landlord.

          (g) Landlord may exercise any other legal or equitable right or remedy which it may have, including, but not limited to Landlord's right judicially to obtain possession pursuant to Georgia statutory law.

Notwithstanding the provisions of clause (g) above and regardless of whether a "Default" shall have occurred, Landlord may exercise the remedy described in clause (g) without any prior notice to Tenant if Landlord, in its reasonable judgment, believes it would be materially injured by failure to take rapid action and if the unperformed obligation of Tenant constitutes an emergency. The Tenant shall be notified within ten (10) business days after such emergency. Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed additional rent and shall be repaid to Landlord by Tenant within three days after demand.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rental, Additional Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damage accruing to Landlord by reason or violation of any of the terms, covenants, warranties and provisions herein contained. No course of dealing between Landlord or Tenant under Paragraph 15, or under any other provisions of this Lease, shall operate as a waiver of any rights of Landlord or Tenant hereunder any other provisions of this Lease, nor shall any waiver of an event of default on one occasion operate as a waiver of any subsequent event of default or any other event of default. No express waiver shall effect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

If this Lease is terminated by Landlord pursuant to clause (b) above, "present value" shall be computed by discounting the amount of such excess to present worth at a discount rate equal to one percent (1%) above the discount rate then in effect at the Federal Reserve Bank of Atlanta, Georgia. Neither the commencement of any action or proceeding, any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sums or sums so omitted. Landlord's pursuit of any remedy or remedies, including, without limitation, any one or more of the remedies stated above shall not (i) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or separately or concurrently or in any combination, or (ii) serve as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

Landlord hereby waives, releases and relinquishes any and all claims, rights, interests, liens upon and rights of distraint, levy, attachment or recourse (whether arising by virtue of statute, common law or otherwise) to equipment or trade fixtures which Tenant may lease, and to equipment, trade fixtures and other personal property owned by Tenant (the "Owned Property"). Owned Property shall include, without limitation, specialized equipment unique to the nature of Tenant's business, including, with limitation, computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, customer lists or other such inventory or proprietary information which may belong to Tenant or be in the possession of Tenant, which is located upon the Premises during the Term, or any renewal or extension thereof. The foregoing waiver, release and relinquishment is self-operative and does not require the necessity for any further instrument or document. Notwithstanding the foregoing, Landlord hereby agrees to furnish, upon written request, waivers of Landlord's rights and liens as described herein and shall exempt the same from distraint, levy, attachment, or recourse."

The failure of Landlord to insist upon strict performance of any of the terms, condition and covenants herein shall not be deemed to be a waiver of any subsequent breach or default in the terms, conditions, and covenants except as may be expressly waived in writing.

Notwithstanding the foregoing, Landlord shall not be responsible for any consequential, indirect, speculative or punitive damages of Tenant.

EARLY TERMINATION

     13. No termination of this Lease prior to the normal ending thereof by the lapse of time or otherwise shall affect Landlord's right to collect rent and other charges due at the time of such termination.

ASSIGNMENT SUBLETTING

     14. (a) Tenant may assign this Lease and any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises to or by any affiliate of Tenant without the approval of Landlord. Tenant may not assign this Lease and any interest hereunder or sublet the Premises or any part thereof or permit the use of the Premises by any party other than an affiliate of Tenant without the prior written consent of Landlord, such consent to be in conformance with Paragraph 39 hereof. The term "affiliate" shall mean any entity now or hereafter directly or indirectly in control of, controlled by or under common control with Tenant or its principals; or into which or with which Tenant intends to merge or consolidate; or which agrees to acquire all or substantially all of Tenant's outstanding stock, partnership interests or assets. The terms "control", "controlled by" and "under common control with" shall mean, with respect to any entity, the possession of the power to direct or cause the direction of the management and policy of such entity, whether through the ownership of voting securities or contracts. Tenant agrees to provide to Landlord notice of any such assignment or sublease to an affiliate of Tenant.

     (b) In the event Tenant subleases or assigns any part of the Premises to a party other than an affiliate at a rental rate exceeding the Base Rental due Landlord herein, fifty percent (50%) of the excess rental received by Tenant, less the cost of subleasing or assigning the Premises, shall be due to Landlord within ten (10) days after receipt of such excess by Tenant. If Tenant has vacated or discontinued operation in all or substantially all of the Premises and subleases or assigns the Premises to another tenant, then, in addition to other requirements of this paragraph 29, the Lease shall be amended by adding a Damage Deposit of $8,278.82 in paragraph 29, and Landlord shall receive 50% of the excess rental received by Tenant, less the cost of subleasing and assigning the Premises. If Landlord approves Tenant's sublease or assignment, Landlord, as a condition of its approval, shall (1) be paid $500.00 to reimburse Landlord for its administrative review of the sublease or assignment; (2) receive a fully executed copy of the sublease or assignment; (3) hold Tenant liable under this Lease as if there were no sublease or assignment. Notwithstanding the foregoing, if Tenant desires to sublease or assign substantially all of the Premises, Landlord may cancel this Lease and enter into a new lease with Tenant's proposed sublessee or assignee.

EMINENT DOMAIN

     15. If all or any substantial part of the Premises, the land on which the Building stands, any portion of the common areas necessary for the use and enjoyment of the Premises or any estate therein is taken by virtue of eminent domain or is conveyed or leased in lieu of such taking, the Lease shall expire on the date when title shall vest, or the term of such lease shall commence, and any rent paid for any period beyond said date shall be repaid to Tenant. Widening of streets abutting the land on which the Building stands and/or loss of less than 10% of the total Parking Spaces shall not affect this Lease, provided no part of the Building is taken and there is no material and adverse impact on Tenant's ability to park on the Property or any substituted property, (hereinafter referred to as "Tenant's Parking Impact"). Tenant shall not be entitled to any part of any condemnation award granted to Landlord or to any payment in lieu thereof unless condemning authority pays Landlord's and Tenant's compensation in a lump sum payment, but Tenant shall be entitled to file its own claim for damages with the condemning authority. If less than substantially all of the Premises, the land on which the Building stands, or the common areas necessary for the use and enjoyment of the Premises is so taken and such taking renders a portion of the Premises untenantable and Tenant could reasonably be expected to operate within the remaining Premises, Landlord shall conduct such repair work, if any, as may be necessary to restore the premises to a self-contained rental unit and provide Tenant an offset against the Base Rental and Adjustments next owing under this Lease (with the amount of such offset being determined prorata based on the portion of the Premises rendered untenantable) from and after the date of such taking until such time as said portion of the Premises, the land on which the Building stands, or said common area so taken is restored by Landlord. Any partial taking of the Premises th at renders the Premises untenantable as defined in Paragraph 8(d) and a loss of parking causing a Tenant Parking Impact (as herein before defined) shall give Tenant the option to cancel this Lease upon forty-five (45) days prior written notice to Landlord.

ENTRY

     16. Landlord may enter the Premises at reasonable hours and upon reasonable verbal request to show the Premises to mortgagees, or prospective purchasers, or prospective tenants only during the last twelve (12) months of the term, or to inspect the Premises, or to make repairs required of Landlord under the terms hereof or repairs to adjoining space within the Building. Such entry by Landlord shall not entitle Tenant to any rent abatement, unless such entry by Landlord deprives Tenant of the use of all or a substantial portion of the Premises for the conduct of Tenant's business during operating hours of the Building as specified in Paragraph 8(a). Landlord agrees to exercise its rights pursuant to this paragraph 16 in a manner so as not to unreasonably interfere with Tenant's use and enjoyment of the Premises or unreasonably interfere with Tenant's business operations or occupancy. A representative of Tenant shall accompany Landlord when in the Premises, unless said entry is for routine janitorial service or emergency repairs.

TRANSFER OF TENANTS

     17. OMITTED

SUBORDINATION

     18. (a) This Lease shall be subject and subordinate to all security deeds which may now or hereafter affect this Lease or the real property of which the Premises form a part, and also to all renewals, modifications, extensions, consolidations and replacements of such underlying security deeds. In confirmation of the subordination set forth in this Paragraph 18, Tenant shall, within fifteen (15) business days after written request of Landlord or the holder of any security deed, execute and deliver such further instruments as may be reasonably requested by any holder of an underlying security deed. Notwithstanding the provisions of this Paragraph 18, Tenant shall, at the request of any holder of a security deed, mortgage or other lien affecting this Lease of the real property of which the Premises form a part, be bound to any such holder which succeeds to Landlord's interest through foreclosure or otherwise under all the terms, covenants and conditions of this Lease for the term remaining, and Tenant shall promptly attorn to such succeeding party as its Landlord under this Lease, providing that such successor to Landlord shall have executed a subordination, non-disturbance, and attornment agreement similar to Exhibit "D". Tenant agrees that should any succeeding party require a separate attornment agreement regarding matters covered by this Lease, then Tenant shall enter into any such attornment agreement, provided it does not otherwise modify this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises. Landlord hereby advises Tenant that as of the date of execution hereof, the real property of which the Premises is a part is encumbered by and subject to a deed to secure debt. Landlord agrees to cause the document similar to Exhibit "D" to be signed by Landlord's lender within sixty (60) days after the date of this Lease. Notwithstanding any provisions to the contrary contained in this paragraph 18, in no event sha ll this Lease be subject and sub ordinate to any future security deed, mortgage or lien unless the holder thereof provides an agreement, in form and substance reasonably satisfactory to Tenant, agreeing to recognize this Lease and Tenant's rights thereunder in the event of a foreclosure.

     (b) If Tenant shall not be in default beyond any applicable notice or grace period, Tenant shall have the right to peaceably and quietly occupy and enjoy the full possession and use of the Premises, subject, however, to the terms of this Lease. Landlord agrees to take reasonable steps to cause any noises, odors or other similar occurrences originating in portions of the Building other than the Premises from disturbing Tenant's use and enjoyment of the Premises. Tenant acknowledges that certain levels of noise and certain odors are unavoidable consequences of occupying space in a multi-tenant office building. Tenant acknowledges further that the construction of improvements on floors adjacent to the Premises will occur from time to time during the Term and that such construction will result in noise which Tenant may find unpleasant. Landlord nevertheless agrees to take such actions as are taken by the owners of comparable buildings in the Market to cause construction activities to be conducted in such a way as to minimize the disruption of Tenant's use and occupancy of the Premises.

INDEMNITY/ HOLD HARMLESS

     19. Tenant hereby on behalf of itself and any party holding by, through or under Tenant agrees to indemnify and hold harmless Landlord, its agents, contractors and employees in the following manner:

          (a) Against any default under this Lease by Tenant or any party holding by, through or under Tenant for any and all damages, costs, claims of liabilities of whatsoever nature sustained by Landlord or any party holding by, through or under Landlord as a result of such default or failure.

          (b) Against any and all claims, damages, losses and liabilities, whatsoever their nature, cause or origin, attributable in any manner to the negligence of Tenant, or Tenant's agents, contractors, employees or to the use and occupancy of the Premises or the Building by Tenant, its agents, contractors, employees, licensees or invitees.

          (c) Against any and all damage or injury to the Premises caused by Tenant, or Tenant's agents, contractors, employees, licensees or invitees, to Tenant's own property, to Tenant, its agents, contractors, employees, invitees or licensees arising from any use or condition of the Premises, and from any act or failure by Tenant with respect thereto.

          (d) Against any and all damages to Tenant of whatever nature resulting from or caused by the condition of the Premises, or the Building and/or cessation of operations or malfunction of any equipment or apparatus serving the Premises or the Building.

          (e) Against any and all losses or damages to any person or property of Tenant, its agents, contractors, employees, invitees or licensees occasioned by fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or other matters beyond the reasonable control of Landlord.

          (f) Notwithstanding the terms of subparagraph (a) through (e) above, the only exceptions to Tenant's full assumption of and liability for any and all claims whatsoever their nature, cause or origin which relate to the Premises, the Building and equipment and apparatus located therein and walks and entryway thereto shall be only (i) those claims resulting from Landlord's default or from acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees, and (ii) those claims included within the waiver of subrogation contained in Paragraph 21 below. Notwithstanding the terms of subparagraphs (a) through (e) above, Landlord hereby and on behalf of itself and any party holding by, through or under Landlord agrees to indemnify and hold harmless Tenant, its agents, contractors and employees from any and all loss, damage, liability, cost and expense (including without limitation, reasonable attorney's fees and court costs) incurred by Tenant, its agents, contractors, employees, invitees or licensees resulting from Landlord's default under the terms of this Lease or from acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees. Under no circumstances shall Tenant or Landlord be deemed liable or responsible for and shall not be required to indemnify the other for the acts, negligent or otherwise, of other tenants of the Building or the Property.

          (g) Tenant's obligation in Paragraph 20 shall be secured by a $5,000,000 liability insurance policy covering this obligation issued by a company rated "A" by Best's Rating Service with a certificate thereof deposited with Landlord upon the execution hereof. Said policy shall name Landlord as an additional insured and shall not be terminated or canceled without thirty (30) days prior written notice to Landlord by carrier of such insurance. Tenant's failure to provide and maintain said insurance policy within the applicable notice and cure period shall be a Default in Paragraph 12, above Tenant shall, at its sole cost and expense obtain and maintain commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than $5,000,000.00 combined single limit for personal injury and property damage; comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles, with limits or not less than $1,000,000.00 combined single limit for personal injury and property damage including Tenant's personal property; and statutory workers compensation and employers liability coverage, with limits of not less than $250,000.00, or qualified self-insurance. Landlord will be named as an additional insured as Landlord's interests may appear. Upon written request, Tenant shall deliver to Landlord a certificate evidencing such coverages. Such insurance policies shall provide for no cancellation or material adverse alteration without 10 day's prior written notice to Landlord.

FIRE AND EXTENDED INSURANCE COVERAGE

     20. Tenant shall carry fire and extended coverage insurance insuring its interest in Tenant's improvements in the Premises and its interest in its office furniture, equipment and supplies therein. Tenant shall, within thirty (30) days following notice from Landlord, deposit with Landlord the policy or policies of such insurance or a certificate or certificates thereof. The instrument or instruments deposited with Landlord hereunder shall evidence that such insurance is in full force and effect, that such insurance will not be terminated or canceled without ten (10) days prior notice to Landlord by the carrier of such insurance. Landlord covenants and agrees that it will carry a "Special Form" all risk insurance policy with respect to the Building in an amount not less than 100% of replacement cost of the Building (subject to customary deductibles), and that it will maintain on a continuous basis, in adequate amounts, liability insurance on the Property. Landlord shall obtain and maintain all risk property insurance for the Building upon a full replacement cost basis, subject to customary deductibles, with no coinsurance requirement; commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than $5,000,000.00 combined single limit for personal injury and property damage; comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles, with limits of not less than $1,000,000.00 combined single limit for personal injury and property damage and statutory works compensation and employers liability coverage, with limits of not less that $250,000.00, or qualified self-insurance. Landlord shall deliver, upon written request, a certificate evidencing such coverages. Such insurance policies shall provide for no cancellation or material alteration without 30 days' prior written notice to Tenant. Landlord shall require each of the tenants of the Building to obtain and main tain commercial general liab ility insurance, including blanket contractual liability coverage, with limits of not less than $5,000,000.00 combined single limit for personal injury and property damage.

WAIVER OF SUBROGATION

     21. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other, and their respective partners, agents and employees, of and from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any injury or death or any loss or damage that may occur to the Premises, the Building or any of the contents thereof, to the extent that such loss or damage is covered by the insurance carried by Landlord and Tenant hereunder (or if either Landlord or Tenant defaults in its obligation to carry insurance pursuant to the terms of paragraphs 19 or 20 above, to the extent that such loss or damage does not result from negligence or intentional misconduct of the party being released and such loss would have been covered under the policies required to be carried pursuant to paragraph 19 or 20 above taking into account any so-called "deductibles") and regardless of cause or origin, including but not limited to negligence of Landlord or Tenant or their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss written notice of the terms of the mutual waivers contained in this paragraph, and to use its reasonable good faith efforts to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waiver contained in this section. If despite using its good faith efforts, either party is unable to obtain such an endorsement, such party shall promptly provide written notice of such failure to the other party. In such event, the waiver and release granted above by the party unable to obtain such endorsement shall not apply unti l such tim e as such endorsement is provided.

Landlord and Tenant acknowledge that the waivers and releases set forth in this paragraph are intended to result in any loss or damage which is required to be covered by insurance pursuant to the terms of this Lease being borne by the insurance carrier of Landlord or Tenant, as the case may be.

LANDLORD'S AND TENANT'S RIGHTS

     22. The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

HOLDING OVER

     23. If Tenant remains in possession of the Premises or any part after expiration of the Term hereof with Landlord's acquiescence and without any specific agreement between the parties, Tenant shall be a "Tenant at Will" and such tenancy shall be subject to all the provisions hereof except that the monthly portion of the Base Rental shall be increased by fifty percent (50%) for the first month of the hold-over period then shall be doubled for the remaining hold-over period and there shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as consent by Landlord to the possession of the Premises by Tenant after the expiration of the term other than as "Tenant at Will".

NO WAIVER CHANGES

     24. (a) The failure of either party to insist in any instance on strict performance of any covenant or condition or hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

MARGINAL NOTATIONS

     25. The marginal notations in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

NOTICE

     26. Any notice by either party to the other shall be valid only if in writing and delivered personally (including delivery by express courier), sent by registered or certified mail addressed (1) if to Tenant, at Advanced Technical Products, Inc. at 200 Mansell Court East, Suite 505, Roswell, GA 30076, and (2) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon the day of receipt thereof, and if mailed, upon the delivery thereof or refusal to accept delivery thereof.

SUCCESSORS ASSIGNS

     27. The provisions of the Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, and where permitted assigns, it being understood that the term "Landlord", as used in this Lease, means only the owner, or the lessee for the time being of the land and the Building of which the Premises are a part, so that in the event of any sale or sales of said property or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the land and the Building. Should the land and the entire Building be severed as to ownership by sale and or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any succeeding party Landlord for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding party Landlord.

ENTIRE AGREEMENT AND ENFORCEABILITY

This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. If any term or provision of this Lease shall be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby; if the application of any term or provisions of this Lease to any person or circumstance shall to any extent be invalid or unenforceable, such term or provision shall remain applicable as to those persons or circumstances to which it shall be valid and enforceable; and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

SECURITY DEPOSIT

     29. On the execution hereof, if Tenant's rating is not "A" by Moody's or equivalent, then Tenant shall deposit $8,778.82 as Security Deposit with Landlord. Such Security Deposit shall be held by Landlord interest-free, co-mingled with Landlord's funds and returned to Tenant within sixty (60) days after the expiration of the Lease Term, so long as Tenant complies with the provisions of this Lease.

ATTORNEY'S FEES AND HOMESTEAD

     30. Any amounts payable hereunder by Tenant to Landlord or vice versa which are not paid within five (5) days of the date due shall (i) incur a late fee of five percent (5%) of the amount due and (ii) bear interest per annum at the lesser of the rate published by the WALL STREET JOURNAL as the prime rate per annum plus four percent (4%) or the highest legal interest rate from said due date. If amounts owing Landlord by Tenant or Tenant by Landlord are collected by or through an attorney at law, the party owing such sums agrees to pay the reasonable attorney's fees actually incurred by the other party.

GENDER

     31. The parties "Landlord", "Tenant" and "Agent" and pronouns relating thereto, as used herein shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NO ESTATE IN LAND

     32. It is understood and agreed that Tenant has only a usufruct under this Agreement, which is not subject to levy and sale, and that no estate shall pass out of Landlord to Tenant hereunder with Tenant's rights to the use of the Premises being solely contractual.

ENVIRONMENTAL MATTERS

     33. Subject to including the cost thereof under Paragraph 9 (l) (ii) Landlord will cause the Building corridors, bathrooms, lobbies, and exterior common areas to be in compliance with all laws, including without limitation, the Americans with Disability Act. Landlord represents to Tenant that the real property on which the Building is to be built and the Building upon construction shall contain no Hazardous Substances. Landlord agrees to indemnify and hold Tenant harmless from and against any and all losses, liabilities, costs and expenses (including without limitation, reasonable attorney's fees, court costs, inspection fees and remediation costs) suffered by Tenant on account of the breach of the foregoing representation. Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, liabilities, costs and expenses (including without limitation, reasonable attorney's fees, court costs, inspection fees and remediation costs) suffered by Landlord arising from any Hazardous Substances introduced, released by or placed in the Premises, the Building or the real property on which the Building is located by Tenant, its agents, contractors or employees. As used in this Lease, the term "Hazardous Substances" means asbestos, polychlorinated biphenyl, petroleum products and such materials, waste, contaminates or other substances defined as toxic, dangerous to health or otherwise hazardous by cumulative reference to the following sources as amended from time to time: (i) the Resource Conservation and Recovery Act of 1976, 42 USC ss.6901 et. seq. ("RCRA"); (ii) the Hazardous Materials Transportation Act, 49 USC ss.1801, et. seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC ss.9601 et. seq. ("CERCLA"); (iv) applicable laws of the jurisdiction where the Property is located, and (v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body. " Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, p ains, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment."

TIME OF ESSENCE

     34. Time is of the essence of this Agreement.

COMMISSION

     35. Landlord and Tenant hereby acknowledge that Dove Properties, Inc. ("Dove") acted as agent for Landlord, and Carter & Associates as agent for the Tenant in this transaction. Dove and Carter & Associates are hereinafter referred to as "Agents". The Landlord, its successors and assigns shall be responsible for Agent's commission, as specified in a separate agreement between Landlord and Agent. Landlord and Tenant hereby respectively acknowledge that no other party acted as agent for it in this transaction and agree to hold harmless and indemnify each other against claims to the contrary.

ESTOPPEL CERTIFICATE

     36. Tenant shall, from time to time, no more than once a year, upon the request of Landlord, deliver to Landlord an estoppel certificate or certificates, jointly or separately addressed to Landlord, or any holder of a security deed, mortgage, or other lien affecting the Premises, executed by an appropriate representative of Tenant, and stating to the extent accurate that:
(1) Tenant has accepted the Premises; (2) to the best of Tenant's knowledge, Landlord is not in default under this Lease, (3) Tenant has not paid any rent in advance of the date when due under this Lease; and (4) Tenant has no known offset, charge or deduction against its rent obligations. Tenant will also certify to any other matter reasonably required by Landlord or any such holder. Landlord shall provide a comparable certificate to Tenant upon request from time to time, but no more than once a year.

EXCULPATORY LANGUAGE

     37. If Landlord fails to perform its obligations in accordance with any of the provisions of this Lease, Landlord agrees that it shall, to the extent and under the conditions provided for in this Lease, be liable to Tenant on account of any damages caused thereby, but Tenant agrees that any money judgment resulting from such failure shall be satisfied only out of Landlord's interest in the Building and the land of which the Premises are a part, and the income therefrom and no other real, personal or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, director, partners, or principals of such partners comprising Landlord, shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any such judgment. The term, "Landlord", as used in this Paragraph, shall mean only the owner or owners at the time in question of the fee title or interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed (but not from previously accrued liabilities), provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee and provided further that the successor to Landlord shall assume the obligations of Landlord thereafter arising. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership. For the purposes of this paragraph 37, "Landlord's interest in the Building" shall include the amount of any insurance proceeds or condemnation awards received by Landlord, net of any amounts retained by Landlord's Lender, and any net rents recei ved by Landl ord after the occurrence of an event of default by Landlord. Nothing contained herein shall be deemed to limit, restricut, or prohibit Tenant from exercising any right of offset granted to Tenant pursuant to this Lease.

TENANT IMPROVEMENT ALLOWANCE

     38. (a) Landlord shall spend on behalf of Tenant Eighty-Six Thousand Seven Hundred Two and 00/100 dollars ($22.00) per usable square foot (herein referred to as the "Tenant Improvement Allowance") for the cost of designing, permitting, and constructing tenant improvements in the Premises according to the Tenant Improvement Plans. This expenditure shall be in addition to Landlord's cost to construct the Base Building Improvements as reflected on EXHIBIT B (Landlord hereby agreeing to construct the Building so as to include the Base Building Improvements described on EXHIBIT B), except that demising doors and walls, excluding core bathroom walls, shall not be Base Building but shall be included as tenant improvements. Tenant shall not be entitled to propose changes to the elevator entrance finishes.

     (b) Tenant agrees to approve the preliminary architectural plan of the Tenant Improvement Plans and submit specifications for its electrical, mechanical, and plumbing no later than SEE EXHIBIT "E". Landlord's architect shall complete the Tenant Improvement Plans by SEE EXHIBIT "E". Tenant shall provide Landlord with any comments and suggested revisions to the Tenant Improvement Plans within five (5) business days of receipt thereof. In the event Tenant fails to respond to Landlord within such five (5) business day period, Tenant shall be deemed to have approved the Tenant Improvement Plans. If Tenant provides Landlord comments and suggested revisions to the Tenant Improvement Plans within such five (5) business day period, Landlord shall make revisions within five (5) business days and provide the revised Tenant Improvement Plans to Tenant. The deadline for approval of the final Tenant Improvement Plans SEE EXHIBIT "E" . Landlord and Tenant agree use commercially reasonable efforts to abide by the Schedule attached SEE EXHIBIT "E". Tenant's delay in approving plans, pricing or other items needed by Landlord shall not delay the Commencement Date, even though substantial completion of the Premises may be delayed by Tenant's action.

     (c) Tenant agrees to use Lyman, Davidson, Dooley to design the Tenant Improvement Plans, and Barrett, Woodyard to design Mechanical, Electrical, and Plumbing Drawings, such cost of $0.68 per square foot (usable) to be paid by Landlord out of the Tenant Improvement Allowance. Tenant agrees that the Base Building Architect, Lyman, Davidson, Dooly, Inc. shall be paid from the Tenant Improvement Allowance ten cents per square foot (usable) to verify that Tenant Improvement plans coordinate with the Base Building design.

     (d) Landlord agrees to obtain bids as to the cost of construction of the work depicted in the Tenant Improvement Plans from Abel Construction, Structured Services and Ordnor Construction. Landlord agrees to award the contract for tenant improvements to the contractor of Tenant's choice, regardless of whether such contractor is the lowest bidder, provided such contractor executes a commercially reasonable construction contract consistent with Landlord's obligations hereunder. Landlord shall not receive any construction management fees or other compensation relating to the construction of the tenant improvements, nor shall there be any chargebacks against the Tenant Improvement Allowance in connection with the Base Building Work, except for demising walls and doors as stated in paragraph 38(a), above. If the estimated cost of constructing the work on the Tenant Improvement Plans exceed the Tenant Improvement Allowance, Tenant shall deposit such excess (hereinafter referred to as the "Excess Tenant Finish Deposit") with Landlord upon ten (10) days notice from Landlord prior to start of construction of the tenant improvements. Likewise, the cost for any changes to the Tenant Improvement Plans shall similarly be deposited as Excess Tenant Finish Deposit upon ten (10) days notice form Landlord. Any unused portion of the Tenant Improvement Allowance or Excess Tenant Finish Deposit provided pursuant hereto shall be paid to Tenant in cash upon the earlier of the final accounting or within sixty (60) days of the Commencement Date. If not paid within such sixty (60) day period, Tenant shall be entitled to offset any such unused portion of Tenant Improvement Allowance against Base Rental and Adjustments owing under the Lease.

     (e) Tenant agrees to reimburse Landlord by Landlord deducting from the Tenant Improvement Allowance the cost for the following items:

          (i) Install submeter for electrical consumption on
     the floor.                                                          $1,000.

          (ii) Purchase of capacity in Landlord's generator for
     emergency lighting in lieu of purchasing battery packs-cost
     per fixture                                                           $105.

          (iii) If needed by Tenant, purchase capacity in Landlord's generator for emergency power back-up to communication and
     computer systems cost per KW                                        $1,100.

          (iv) If needed by Tenant, purchase extra cooling capacity
     in Landlord's cooling tower-cost per ton                            $1,000.

     39. Except in the case of exercise of remedies, Landlord and Tenant each agree with the other that at any time during the term of this Lease either Landlord or Tenant has the right or privilege of giving approval, consent, judgment, determination or estimate (including without limitation estimates of monetary amounts), exercising an option or election, determining the other party's conformity with any standard, or otherwise making a decision after taking action or an action affecting the rights of any other tenant, all such approvals, consents, judgments, elections and decisions by Landlord or Tenant, as the case may be, shall be made both reasonably (and not arbitrarily) and with reasonable promptness.

RENEWAL OPTION

     40. (a ) So long as there is then no continuing Default by Tenant under this Lease, Tenant shall have the right to lease the Premises for a renewal term of five (5) years on the same terms and conditions as set forth herein except that (i) Base Rental shall be at a rate of Mansell 100 & 200, and (ii) the Rental Adjustment shall be 3% and (iii) Paragraph 38 shall not be operative.

     (b) Tenant shall exercise its Renewal Options by providing written notice to Landlord no later than one (1) year prior to the expiration of the Term.

CODE COMPLIANCE

     41. The Building shall be constructed to meet the local and state building codes and ordinances in effect as of September 1, 1996, the date when the Building was permitted for construction. The Building shall also comply with the most prevalent interpretations of the American Disabilities Act (ADA) by the Building Architect, Lyman Davidson Dooley, Inc as of September 1, 1995. Tenant and Landlord acknowledge that the ADA is not an explicit building code or ordinance and is subject to various, and possibly, contradictory interpretations. Subsequent to the Commencement Date Tenant shall be responsible for the Premises complying with ADA.

FORCE MAJEURE

     42. Neither Landlord nor Tenant shall be deemed to be in default of this Lease if such default is due to acts of God, acts of the public enemy, acts of governmental authority, or any other circumstances which are not within the parties' respective control ("Force Majeure"); provided, that this provision shall not apply to failures by either party to pay their respective monetary obligations under this Lease.

PARTIES BOUND

     43. The preparation and submission of a draft of this lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations without any obligation to the other party.

LANDLORD'S DEFAULT

     44. Events of Default by Landlord under this Lease shall be deemed to be the situations where Landlord shall fail to comply with any term, provision or covenant of this Lease and shall not commence to cure such failure within 30 days after written notice thereof and diligently and in good faith continue to cure the default until completion. If the default cannot reasonably be cured within such 30 days period, Landlord shall not be in default if Landlord commences to cure the default within the 30 days period and diligently and in good faith continues to cure the default until completion. Pursuit of any of the remedies available to Tenant after an Event of Default by Landlord shall not preclude pursuit of any other remedies in this Lease or applicable law, nor shall pursuit of any remedy constitute a forfeiture or waiver of any payment due to Tenant. No waiver by Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an event of Default by Landlord shall not be deemed or construed to constitute a waiver of any other violation or default. Notwithstanding the foregoing, Landlord shall not be responsible for any consequential, indirect, speculative or punitive damages of Tenant.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.

Signed, sealed and delivered in the presence of:

Witness

Print Name:


TENANT:

ADVANCED TECHNICAL PRODUCTS, INC.
A Delaware Corporation

By:/s/ GARY DOMINY

Print Name: Gary Dominy

Title: Executive Vice President


ATTEST:

By: /s/ JAMES P. HOBT

Print Name:James P. Hobt

Title: Secretary

                                [CORPORATE SEAL]


Signed, sealed and delivered in the presence of:

/s/ JANELL GRICE
    Witness

Print Name: Janell Grice


LANDLORD:

MANSELL OVERLOOK 200, LLC

/s/ WILLIAM M. JOHNSON (SEAL)
WILLIAM M. JOHNSON, MANAGING MEMBER


WHEN EXECUTED, PLEASE RETURN ALL ORIGINAL COPIES OF THE LEASE TO THE LANDLORD FOR ITS EXECUTION. THE LANDLORD WILL THEN RETURN ONE FULLY-EXECUTED COPY TO THE TENANT.

--------------------------------------------------------------------------------
NOTE: IF TENANT IS A CORPORATION, TWO AUTHORIZED OFFICERS OF THE CORPORATION MUST EXECUTE THIS LEASE IN THEIR APPROPRIATE CAPACITY FOR TENANT AND AFFIX THE CORPORATE SEAL.
--------------------------------------------------------------------------------